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                                                                     EXHIBIT 5.1


                                                              February 14, 2001

Compaq Computer Corporation
20555 SH 249
Houston, TX 77070

                           Re: Compaq Computer Corporation
                                     Sale of Notes

Ladies and Gentlemen:

     We have acted as special counsel to Compaq Computer Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Distribution Agreement (the "Distribution Agreement") between the Company and Merrill Lynch, Pierce Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation, Lehman Brothers Inc., Chase Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. (the "Agents") dated as of February 14, 2001 relating to the sale of up to $1,425,000,000 of Medium-Term Notes Due Nine Months or More From Date of Issue (the "Securities") to be issued under an indenture dated as of May 2, 2000 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-36750) relating to the Securities, filed with the Securities and Exchange Commission (the "Commission") on May 11, 2000 under the Act; (ii) the prospectus, dated June 16, 2000, relating to the Securities and the supplement (the "Supplement") to said prospectus dated February 14, 2001 (the prospectus and Supplement are collectively referred to as the "Prospectus"); (iii) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") on Form T-1 of the Trustee (the "Form T-1"); (iv) an executed copy of the Indenture; (v) the form of the Securities and specimen certificates thereof; (vi) an executed copy of the Distribution Agreement; (vii) the Restated Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorpora-


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Compaq Computer Corporation
February 14, 2001
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tion"); (viii) the bylaws of the Company, as currently in effect (the "Bylaws");
(ix) certain resolutions of the Board of Directors of the Company; (x) a certificate of the treasurer of the Company establishing certain terms of the Securities, (xi) a certificate of the Secretary of the Company and (xii) the telephonic advice of the Commission that the Registration Statement is effective. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     We have assumed that the execution and delivery by the Company of the Securities and the performance by the Company of its obligations thereunder will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the resolutions adopted to date by the Board of Directors of the Company, the Certificate of Incorporation, or the Bylaws), (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those laws, rules and regulations of the States of Delaware and New York and the federal laws of the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type provided for by the Registration Statement, but without our having made any special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval,


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Compaq Computer Corporation
February 14, 2001
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license, authorization or validation of, or filing, recording or registration with any governmental authority. We have also assumed that the Registration Statement will be effective when the Securities are delivered by the Company to the purchasers thereof and that the Supplement will be filed in compliance with the Act and the rules and regulations of the Commission.

     We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the federal laws of the United States of America and the laws of the State of New York.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the issuance and sale of the Securities, when the terms thereof are established and set forth in a pricing supplement as contemplated by Section 3(c) of the Distribution Agreement and authorized by the written action of the Treasurer of the Company dated February 14, 2001, setting forth the terms of the Securities pursuant to Section
2.3 of the Indenture, will be duly authorized by the Company, and the Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the terms of the Distribution Agreement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and except further as enforcement may be limited by (i) requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
(ii) governmental authority to limit, delay or prohibit the making of payments outside the United States.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do


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Compaq Computer Corporation
February 14, 2001
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not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. The Trustee may rely on this opinion as though it was addressed to it.

                                 Very truly yours,

                                 /s/ Skadden, Arps, Slate, Meagher & Flom LLP